Exhibit 99.1

Willis Group Reports Third Quarter 2005 Results; Declares Regular Quarterly Dividend

    NEW YORK--(BUSINESS WIRE)--Nov. 2, 2005--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports results for the quarter and nine months ended September 30, 2005.

    Financial Results

    Net income for the quarter ended September 30, 2005 was $49 million, or $0.30 per diluted share, compared with $75 million, or $0.45 per diluted share, a year ago.
    Total reported revenues for the quarter ended September 30, 2005 decreased 1 percent to $487 million, from $490 million for the same period last year. The effect of foreign currency translation decreased reported revenues 2 percent and net acquisitions added 1 percent.
    Organic growth in commissions and fees excluding volume and profit-based contingent commissions and other market remuneration was 6 percent in the third quarter, comprised of approximately 7 percent in net new business and a negative 1 percent impact from declining insurance premium rates and other market factors.
    Reported (and adjusted) operating margin was 14.8 percent for the quarter ended September 30, 2005, compared with 22.2 percent for the same period last year. Approximately 4 percent of the decline in reported (and adjusted) operating margin was due to the elimination of contingent commissions and the decline in other market remuneration; the remainder of the decline was mainly due to net incremental hiring and employee retention.
    Commenting on today's results, Joe Plumeri, Chairman and Chief Executive Officer said, "Our results in the third quarter and overall this year reflect an extraordinary year of change in the industry and at Willis. We are successfully adjusting to a marketplace without contingents for global brokers while we are increasing our transparency and value proposition for our clients. At the same time, we are retaining and attracting people in an environment of increased talent competition. Because of our proactive initiatives, we are pleased to report strong organic revenue growth in the third quarter generated from net new business and solid client retention."
    Total volume and profit-based contingent commissions relating to 2004 arrangements totaled $1 million in the quarter ended September 30, 2005 (all of which derived from outside the United States) compared with $10 million a year ago. Other market remuneration declined to $3 million in the third quarter compared with $19 million for third quarter 2004. The decline in contingent commissions and other market remuneration reduced organic revenue growth by 6 percent.
    Reported net income for the nine months ended September 30, 2005 after net gain on disposal of operations and first quarter charges for regulatory settlements and related expenses, severance costs and other provisions was $240 million, or $1.45 per diluted share, compared to $319 million, or $1.89 per diluted share, a year ago.
    Total reported revenues for the nine months ended September 30, 2005 increased 1 percent to $1,705 million, up from $1,687 million for the corresponding period in 2004. Foreign currency translation had no impact on reported revenues and net acquisitions added 2 percent.
    Organic growth in commissions and fees excluding volume and profit-based contingent commissions and other market remuneration was 4 percent for the nine months, comprised of approximately 6 percent in net new business and a negative 2 percent impact from declining insurance premium rates and other market factors.
    Adjusted operating margin, excluding regulatory settlements and related expenses, severance costs and other provisions and net gain on disposal of operations, was 23.6 percent for the nine months ended September 30, 2005 compared with 29.1 percent for the same period last year. Approximately 4 percent of the decline in adjusted operating margin was due to the elimination of contingent commissions and the decline in other market remuneration; the remainder of the decline was mainly due to net incremental hiring and employee retention.

    Outlook

    For the full year 2005 the Company expects to generate a reported operating margin of about 21 percent and an adjusted operating margin of about 22 percent. The Company's outlook is based on expectations of decreased revenue from contingent commissions and continued higher expenses due to net incremental hiring and employee retention. However, given the inherent unpredictability of our business, actual results may differ from those predicted for a number of reasons, including unexpected changes in market conditions, adverse developments in litigation matters and regulatory issues.
    In conclusion Mr. Plumeri added, "We have embraced the challenges we faced this past year and made choices to best position ourselves for the future. Our ability to be nimble during the market dislocation has allowed us to strengthen our foundation in 2005 by attracting and retaining key clients and professionals. We are confident that we will be able to benefit from the opportunities that lie ahead and we continue to believe we will grow our business next year, and beyond."

    Other

    At September 30, 2005, total long-term debt was $600 million and total stockholders' equity was approximately $1.3 billion. The capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) was 32 percent at September 30, 2005.
    During the third quarter, the Company completed the repurchase of
4.4 million shares of common stock for $154 million. Through the first nine months of 2005, the Company has repurchased 8.8 million shares for $306 million under the existing $500 million buyback authorization.
    During the nine months ended September 30, 2005 the Company completed 5 acquisitions with annual revenues of approximately $15 million. Cash and cash equivalents totaled $185 million, including approximately $87 million of immediately available cash at September 30, 2005.
    Separately, the Board of Directors today approved a regular quarterly cash dividend on the Company's common stock of $0.215 per share, an annual rate of $0.86 per share. The dividend is payable on January 16, 2006 to shareholders of record on December 31, 2005.

    Conference Call and Web Cast

    A conference call to discuss third quarter 2005 results will be held November 3, 2005 at 8:00 a.m. Eastern Standard Time. To participate in the live teleconference, please dial (888) 829-8668 (U.S.) or (210) 234-0001 (International) with a pass code of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Daylight Time, and ending November 17, 2005. To access the audio replay, please dial (866) 424-3998 (US), or (203) 369-0851 (International), or by accessing the web site.

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of 15,800 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and nine months ended September 30, 2005.



                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)

                                         Three months    Nine months
                                            ended           ended
                                         September 30,   September 30,
                                         ------------- ---------------
                                          2005   2004    2005    2004
                                         ------ ------ ------- -------
Revenues:
Commissions and fees                     $ 469  $ 472  $1,650  $1,636
Interest income                             18     18      55      51
                                         ------ ------ ------- -------
  Total Revenues                           487    490   1,705   1,687
                                         ------ ------ ------- -------
Expenses:
Salaries and benefits (after charging
 non-cash compensation $nil, $4, $nil
 and $10)                                  313    276   1,008     871
Other operating expenses                    89     93     312     290
Regulatory settlements                       -      -      51       -
Depreciation expense                        11     10      33      31
Amortization of intangible assets            2      2       7       4
Net gain on disposal of operations           -      -     (78)     (5)
                                         ------ ------ ------- -------
    Total Expenses                         415    381   1,333   1,191
                                         ------ ------ ------- -------
Operating Income                            72    109     372     496
Interest expense                             9      6      21      15
Premium on redemption of subordinated
 debt                                        -      -       -      17
                                         ------ ------ ------- -------
Income before Income Taxes, Equity in
 Net Income of Associates and Minority
 Interest                                   63    103     351     464
Income taxes                                18     31     121     155
                                         ------ ------ ------- -------
Income before Equity in Net Income of
 Associates and Minority Interest           45     72     230     309
Equity in net income of associates           5      3      17      15
Minority interest                           (1)     -      (7)     (5)
                                         ------ ------ ------- -------
Net Income                               $  49  $  75  $  240  $  319
                                         ====== ====== ======= =======
Net Income per Share
 - Basic                                 $0.31  $0.48  $ 1.48  $ 2.02
 - Diluted                               $0.30  $0.45  $ 1.45  $ 1.89
                                         ====== ====== ======= =======
Average Number of Shares Outstanding
 - Basic                                   160    157     162     158
 - Diluted                                 163    167     166     169
                                         ====== ====== ======= =======


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                       (in millions) (unaudited)


1.  Definitions of Non-GAAP Financial Measures

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

    Organic revenue growth

    Organic revenue growth excludes the impact of foreign currency translation and acquisitions and disposals from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Group at the end of the period.

    Adjusted operating income and adjusted net income

    Our results for the nine months ended September 30, 2005 were significantly impacted by net gains on disposal of operations, and charges for regulatory settlements and related expenses, our first quarter headcount reduction program, other provisions, and a non-recurring premium on redemption of subordinated debt in 2004. We believe that excluding these items from operating income and net income as applicable, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations. These items did not have a material effect on the results for the three months ended September 30, 2005.


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                       (in millions) (unaudited)

2.  Revenue analysis

    Organic Revenue Growth

    Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation and acquisitions and disposals. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following tables reconcile this change to organic revenue growth by business unit for the quarter ended September 30, 2005:


                  Quarter ended
                   September 30,          Change attributable to
              --------------------- ----------------------------------
                                      Foreign    Acquisitions  Organic
                               %      Currency       and       Revenue
               2005  2004   Change   Translation   Disposals   Growth
               ----- --------------- ----------- ------------ --------
Global         $219  $234     (6)%        (2)%         0%        (4)%
North America   168   158      6%          0%          1%         5%
International    82    80      2%         (2)%         1%         3%
               ----- ----- --------- ----------- ------------ --------
Commissions
 and fees
 (see below)   $469  $472     (1)%        (2)%         1%         0%
Interest
 Income          18    18      0%          0%          1%        (1)%
               ----- ----- --------- ----------- ------------ --------
Total revenues $487  $490     (1)%        (2)%         1%         0%
               ===== ===== ========= =========== ============ ========


    Commissions and Fees

    Organic growth in commissions and fees for the quarter ended
    September 30, 2005 was attributable to:

                               Quarter ended September 30,
                ------------------------------------------------------
                Commissions    Volume and    Other market  Commissions
                  and fees    profit-based   remuneration    and fees
                                contingent       (a)          organic
                               commissions                     growth
                ------------ -------------- -------------- -----------
Global               6%            (2)%          (8)%           (4)%
North America        6%            (1)%           0%             5%
International        4%            (1)%           0%             3%
                ------------ -------------- -------------- -----------
Total Group          6%            (2)%          (4)%            0%
                ============ ============== ============== ===========

    a) Other market remuneration includes fees received for product and market research we carry out on behalf of insurers and income related to administration and other services we provide to the market.



                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                       (in millions) (unaudited)

2.  Revenue analysis (continued)

    Organic Revenue Growth

    The following table reconciles the change to organic revenue growth by business unit for the nine months ended September 30, 2005:

                Nine months ended
                  September 30,           Change attributable to
             ----------------------- ---------------------------------
                                      Foreign    Acquisitions  Organic
                                %     Currency       and       Revenue
               2005    2004  Change  Translation   Disposals    Growth
             ------- --------------- ----------- ------------ --------
Global         $844    $851    (1)%       0%          3%         (4)%
North America   479     476     1%        0%          1%          0%
International   327     309     6%        2%          1%          3%
             ------- ------- ------- ----------- ------------ --------
Commissions
 and fees
 (see below) $1,650  $1,636     1%        1%          2%         (2)%
Interest
 Income          55      51     8%        3%          1%          4%
             ------- ------- ------- ----------- ------------ --------
Total
 revenues    $1,705  $1,687     1%        0%          2%         (1)%
             ======= ======= ======= =========== ============ ========


    Commissions and Fees

    Organic growth in commissions and fees for the nine months ended September 30, 2005 was attributable to:


                             Nine months ended September 30,
                ------------------------------------------------------
                Commissions    Volume and    Other market  Commissions
                  and fees    profit-based   remuneration    and fees
                                contingent       (a)          organic
                               commissions                     growth
                ------------ -------------- -------------- -----------
Global                3%           (1)%          (6)%           (4)%
North America         5%           (5)%           0%             0%
International         3%            0%            0%             3%
                ------------ -------------- -------------- -----------
Total Group           4%           (2)%          (4)%           (2)%
                ============ ============== ============== ===========

    a) Other market remuneration includes fees received for product and market research we carry out on behalf of insurers and income related to administration and other services we provide to the market.


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

2.  Revenue analysis (continued)

    Market remuneration

    Volume and profit-based contingent commissions and other market remuneration by quarter are set out in the following table:

                       Volume and profit-based       Other market
                        contingent commissions        remuneration
                      ------------------------- ----------------------
                          2005         2004        2005        2004
                      ------------ ------------ ----------- ----------
 First quarter             $3          $21          $3          $22
 Second quarter             8           15           5           20
 Third quarter              1           10           3           19
 Fourth quarter                         25                       16
                                   ------------             ----------
                                       $71                      $77
                                   ============             ==========

3.  General and administrative expenses

    An analysis of general and administrative expenses between salaries and benefits and other operating expenses by quarter is set out in the following table:

                                                        General and
                   Salaries and      Other operating   administrative
                    benefits (a)         expenses         expenses
                ------------------- ----------------- ----------------
                    2005      2004      2005    2004     2005    2004
                --------- --------- ----------------- -------- -------
First quarter       $386      $320      $125     $99     $511    $419
Second quarter       309       275        98      98      407     373
Third quarter        313       276        89      93      402     369
Fourth quarter                 311               101              412
                          ---------           -------          -------
                            $1,182              $391           $1,573
                          =========           =======          =======

    a) Salaries and benefits include salaries, pensions, non-cash compensation, severance and other employee benefits.

4.  Sale of Stewart Smith

    The Company completed the sale of Stewart Smith, its wholesale division, on April 14, 2005. The following table sets out the impact of Stewart Smith on results in the previous five quarters prior to sale:

                                      2004                       2005
                     -----------------------------------------  ------
                         Q1      Q2      Q3      Q4      FY       Q1

Revenues                $15     $19     $18     $25     $77      $10
General and
 administrative
 expenses               (10)    (10)    (11)    (13)    (44)     (11)
                     -----------------------------------------  ------
Operating income/
 (loss)                   5       9       7      12      33       (1)
Income taxes             (2)     (4)     (2)     (5)    (13)       -
                     -----------------------------------------  ------
Net income/ (loss)       $3      $5      $5      $7     $20      $(1)
                     =========================================  ======
Contribution to net
 income per diluted
 share                $0.02   $0.03   $0.03   $0.04   $0.12      $ -
                     =========================================  ======



                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                       (in millions) (unaudited)

5.  Adjusted Operating Income

    Adjusted operating income is defined as operating income excluding net gain on disposal of operations and charges for regulatory settlements and related expenses, severance costs relating to our first quarter 2005 headcount reduction program and other provisions. Operating income is the most directly comparable GAAP measure, and the following tables reconcile adjusted operating income to operating income for the quarters ended September 30, 2005 and 2004 and the nine months ended September 30, 2005 and 2004:

                                               Three months ended
                                                  September 30,
                                         -----------------------------
                                           2005    2004 (a)  % Change
                                         -------- --------- ----------

Operating Income, GAAP basis                $72      $109       (34)%

Excluding:
 Net gain on disposal of operations           -         -
                                         -------- ---------
Adjusted Operating Income                   $72      $109       (34)%
                                         ======== =========
Operating Margin, GAAP basis, or
 Operating Income as a percentage
 of Total Revenues                        14.8%     22.2%
                                         ======== =========
Adjusted Operating Margin, or
 Adjusted Operating Income as a
 percentage of Total Revenues             14.8%     22.2%
                                         ======== =========


                                              Nine months ended
                                                September 30,
                                         -----------------------------
                                           2005    2004 (a)  % Change
                                         -------- --------- ----------
Operating Income, GAAP basis               $372      $496       (25)%

Excluding:
 Regulatory settlements (b)                  51         -
 Costs related to regulatory
 settlements (b)                              9         -
 Severance costs (c)                         28         -
 Other provision (d)                         20         -
 Net gain on disposal of operations         (78)       (5)
                                         -------- ---------
Adjusted Operating Income                  $402      $491       (18)%
                                         ======== =========
Operating Margin, GAAP basis, or
 Operating Income as a percentage of
 Total Revenues                           21.8%     29.4%
                                         ======== =========
Adjusted Operating Margin, or Adjusted
 Operating Income as a percentage of
 Total Revenues                           23.6%     29.1%
                                         ======== =========


    a) In 2004, adjusted operating income was reported after excluding charges for non-cash compensation. With effect from 2005, these charges are no longer excluded from adjusted operating income and 2004 comparatives have been restated accordingly.
    b) Comprises $51 million to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and $9 million of related legal and administrative expenses.
    c) Severance costs relate to the headcount reduction program announced in first quarter 2005 which eliminated approximately 500 positions. Severance costs also arise in the normal course of business and these charges amounted to $2 million in the nine months to September 30, 2005 ($7 million - 2004).
    d) Based on the quarterly review of legal proceedings at March 31, 2005, the Company increased its provision for claims by an additional $20 million.


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

6.  Adjusted Net Income

    Adjusted net income is defined as net income excluding net gain on disposal of operations and charges for regulatory settlements and related expenses, severance costs relating to our first quarter 2005 headcount reduction program, other provisions, and a non-recurring premium on redemption of subordinated debt in 2004. Net income is the most directly comparable GAAP measure, and the following tables reconcile adjusted net income to net income for the quarters ended September 30, 2005 and 2004 and the nine months ended September 30, 2005 and 2004:


                                                  Per Diluted Share
                     Three months ended           Three months ended
                        September 30,               September 30,
                 --------------------------- -------------------------
                   2005   2004 (a) % Change   2005  2004 (a) % Change
                 -------- -------- --------- ------ -------- ---------
Net Income, GAAP
 basis              $49      $75     (35)%    $0.30   $0.45     (33)%

Excluding:
 Net gain on
  disposal of
  operations, net
  of tax ($nil,
  $nil )              -        -                  -       -
                 -------- --------           ------ --------
Adjusted Net
 Income             $49      $75     (35)%    $0.30   $0.45     (33)%
                 ======== ========           ====== ========
Diluted shares
 outstanding,
 GAAP basis         163      167
                 ======== ========


                                                 Per Diluted Share
                       Nine months ended         Nine months ended
                         September 30,              September 30,
                 --------------------------- -------------------------
                   2005   2004 (a) % Change   2005  2004 (a) % Change
                 -------- -------- --------- ------ -------- ---------

Net Income, GAAP
 basis             $240     $319     (25)%   $1.45    $1.89     (23)%

Excluding:
 Regulatory
  settlements,
  net of tax
  ($20)              31        -              0.19        -
 Costs related to
  regulatory
  settlements,
  net of tax ($4)     5        -              0.03        -
 Severance costs,
  net of tax ($9)    19        -              0.11        -
 Other provision,
  net of tax ($6)    14        -              0.08        -
 Net gain on
  disposal of
  operations,
  net of tax
  ($(37), $(2))     (41)      (3)            (0.25)   (0.02)
 Non-recurring
  premium on
  redemption of
  subordinated
  debt, net of
  tax ($7)            -       10                 -     0.06
                 -------- --------           ------ --------
Adjusted Net
 Income            $268     $326     (18)%   $1.61    $1.93     (17)%
                 ======== ========           ====== ========
Diluted shares
 outstanding,
 GAAP basis         166      169
                 ======== ========

    a) In 2004, adjusted net income was reported after excluding charges for non-cash compensation. With effect from 2005, these charges are no longer excluded from adjusted net income and 2004 comparatives have been restated accordingly.

    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, 212-837-0880
             kerry.calaiaro@willis.com
             or
             Media:
             Dan Prince, 212-837-0806
             daniel.prince@willis.com